EXHIBIT 99.1

CAPITAL BANK CORPORATION
SUBSCRIPTION RIGHTS ELECTION FORM

THE ELECTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THE ELECTION FORM ON THE REVERSE OF THIS PAGE IS COMPLETED.

Capital Bank Corporation (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock, no par value per share (the “Common Stock”), as of the close of business on January 27, 2011 (the “Record Date”) to receive 0.3882637 subscription rights for each share of Common Stock held of record on the Record Date. Each whole subscription right (a “Subscription Right”) will entitle its holder to purchase one share of our Common Stock at a subscription price of $2.55 per share of Common Stock, subject to an overall beneficial ownership limit of 4.9% for each holder.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the accompanying prospectus dated [          ], 2011 (the “Prospectus”). Copies of the Prospectus are available upon request from the information agent, Eagle Rock Proxy Advisors LLC, by calling (877) 864-5053 (toll free) or, if you are a bank or a broker, (908) 497-2340.

To participate in the Rights Offering, please complete the reverse side of this Election Form.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN STANDARD TIME, ON [          ], 2011 AND THIS SUBSCRIPTION RIGHTS ELECTION FORM IS VOID THEREAFTER.

FOR QUESTIONS ON THIS ELECTION FORM OR RIGHTS OFFERING
Contact the information agent, Eagle Rock Proxy Advisors LLC,
By calling (877) 864-5053 (toll free) or, if you are a bank or a broker, (908) 497-2340
9 a.m. to 5 p.m. Eastern Standard time, Monday through Friday, except for bank holidays.

SUBSCRIPTION TO PURCHASE SHARES OF CAPITAL BANK CORPORATION
RETURN TO: REGISTRAR AND TRANSFER COMPANY
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

If delivering by mail: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645	If delivering by hand or overnight courier: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

Name(s) and Address(es) of Registered Owner(s)
(If blank, please fill in exactly as name(s) appear(s) on share certificate(s))

CAPITAL BANK CORPORATION SUBSCRIPTION RIGHTS ELECTION FORM

I hereby irrevocably subscribe for the number of shares of Common Stock indicated on the form and agree to purchase shares of Common Stock in the amount stated on this form on the terms and subject to the conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

I hereby confirm that after giving effect to the exercise of my Subscription Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 4.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus) (any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $2.55 per share subscription price and the closing price of the Common Stock on the NASDAQ Global Select Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

I hereby certify that, in connection with my exercise of my Subscription Right(s), I am not required to obtain prior clearance or approval from any bank regulatory authority of the U.S. federal government, the State of North Carolina or any other state to own or control stock or, if I am so required, I have obtained all necessary prior clearance or approval.

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Shareholder	Date	Daytime Telephone #
X

Signature of Shareholder	Date	Daytime Telephone #

SUBSCRIPTION RIGHTS ELECTION FORM NUMBER

SHARES TO SUBSCRIBE

SUBSCRIPTION RIGHTS

RECORD DATE SHARES

CAPITAL BANK CORPORATION
SUBSCRIPTION FOR RIGHTS OFFERING
[          ], 2011

A. Number of shares of Common Stock subscribed for through the Subscription Right (not to exceed one share of Common Stock for each whole Subscription Right held):                    Shares

B. Total Subscription Price (line A multiplied by $2.55): $

C. Method of Payment: Personal check or wire transfer of same day funds payable to Registrar and Transfer Company

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN STANDARD TIME, ON [          ],
2011 AND THIS SUBSCRIPTION RIGHTS ELECTION FORM IS VOID THEREAFTER.